As filed with the Securities and Exchange Commission on February 14, 2011
Registration No. 333-170947
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RLJ ACQUISITION, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	27-3970903 (I.R.S. Employer Identification Number)

3 Bethesda Metro Center, Suite 1000
Bethesda, MD 20814
(301) 280-7737
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

H. Van Sinclair
c/o RLJ Acquisition, Inc.
3 Bethesda Metro Center, Suite 1000
Bethesda, MD 20814
(301) 280-7737
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Alan I. Annex Jason Simon Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200 (212) 801-6400 — Facsimile	Thomas J. Ivey Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 (650) 470-4500 (650) 470-4570 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2011
PRELIMINARY PROSPECTUS
$125,000,000
RLJ Acquisition, Inc.
12,500,000 Units

RLJ Acquisition, Inc. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination. If we are unable to consummate a business combination within 21 months from the closing of this offering, we will be required, under our amended and restated articles of incorporation, to redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

This is an initial public offering of our securities. We are offering 12,500,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00, subject to adjustment as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,875,000 units to cover over-allotments, if any.

Currently, there is no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “      ” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “     ” and ‘‘   ,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$125,000,000
Underwriting discounts and commissions(1)	$0.50	$6,250,000
Proceeds, before expenses, to us	$9.50	$118,750,000

(1)
Includes $0.25 per unit, or approximately $3.1 million in the aggregate (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See also “Underwriting” beginning on page 108.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about          , 2011.

Lazard Capital Markets

Ladenburg Thalmann & Co. Inc.

          , 2011

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

TABLE OF CONTENTS

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to RLJ Acquisition, Inc. References in this prospectus to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our initial stockholders (as defined below) to the extent our initial stockholders purchase public shares, provided that each initial stockholder’s status as a “public stockholder” shall only exist with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors, references to our “sponsor” refer to RLJ SPAC Acquisition, LLC, a Delaware limited liability company, and references to our “initial stockholders” refer to our sponsor, William S. Cohen and Morris Goldfarb. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed under the corporate laws of the State of Nevada for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not, under our amended and restated articles of incorporation, be permitted to effect a business combination with another blank check company or a similar type of company with nominal operations.

 We will seek to capitalize on the significant investing experience of our management team, including Robert L. Johnson, our founder and chairman of the board.  Mr. Johnson is the founder and chairman of The RLJ Companies which, together with Mr. Johnson, owns or holds interests in a diverse portfolio of companies primarily in the banking, private equity, real estate, hospitality, professional sports, film production, gaming and automobile dealership industries.  Businesses within Mr. Johnson’s and The RLJ Companies portfolio include:

•	RLJ Development, LLC/RLJ Urban Lodging Funds, real estate enterprises that primarily own upscale select service hotels and one compact full service hotel in major markets in North America;

•	RLJ Equity Partners, LLC, a private equity fund founded with The Carlyle Group that specializes in middle-market leveraged buy-outs, leveraged recapitalizations and growth equity;

•	RolloverSystems, a financial services company that provides outsourced retirement plan rollover services for financial services institutions, plan sponsors and third party administrators;

•
RLJ Western Asset Management, LLC, the only minority-owned entity designated by the U.S. Treasury Department as a pre-qualified fund manager to participate in the Public Private Investment Fund Program;

•
RLJ-McLarty-Landers Automotive Holdings, LLC, which operates 35 automotive franchises and, with an affiliate, three Harley-Davidson motorcycle dealerships across the South Central, Southeast and Midwest regions of the United States;

•	Bobcat Sports & Entertainment, which comprises the franchise and arena operations of the Charlotte Bobcats NBA professional basketball team;

•
Caribbean CAGE, LLC, a gaming company that focuses on the installation, operation and management of video lottery terminals, linked gaming systems and game content throughout the Caribbean and Latin America;

•	Our Stories Films, LLC, a film production studio that produces theatrical motion pictures that showcase the talents of African Americans on both sides of the camera and in the creative process; and

•	The RLJ Kendeja Resort & Villas, a luxury resort hotel located on 13-acres of ocean front property overlooking the Atlantic Ocean outside of Monrovia, Liberia.

The first real estate fund formed by RLJ Development, LLC/RLJ Urban Lodging Funds completed its initial closing in October 2004 and its final closing in April 2005, securing approximately $315 million in equity commitments from ten institutions.  This fund deployed all of its capital within three years, acquiring 27 hotels from 22 different sellers, and the entire fund was sold in February 2008.  Two additional funds were formed in March 2006 and July 2007, respectively.  To date, these funds have acquired 132 properties from 21 different sellers.  Since The RLJ Companies became a partner in RLJ-McLarty-Landers Automotive Holdings, LLC in 2007, that business has completed 12 acquisitions, growing its number of dealerships from seven to 19.

Prior to forming The RLJ Companies , Mr. Johnson was founder and chairman of Black Entertainment Television, or BET, the nation’s first and leading television network providing quality entertainment, music, news, sports and public affairs programming for the African American audience.  Under Mr. Johnson’s leadership, BET became the first African American-owned company publicly traded on the New York Stock Exchange.  In 2001, Mr. Johnson sold BET to Viacom for approximately $3 billion and remained the Chief Executive Officer through 2006.

Our independent directors, William S. Cohen, Mario Gabelli and Morris Goldfarb, also have significant business experience.  Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001, and prior to that served as the United States Secretary of Defense from January 1997 to 2001, as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979.  Mr. Gabelli has served as Chairman, Chief Executive Officer, Chief Investment Officer — Value Portfolios and a director of GAMCO Investors, Inc. since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates. Mr. Gabelli has been a portfolio manager for Teton Advisors, Inc. since 1998 through the present, an asset management company which was spun-off from GAMCO in March 2009.  Mr. Goldfarb serves as Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd. (Nasdaq: GIII), a designer, manufacturer, importer and marketer of apparel, handbags and luggage.  Mr. Goldfarb has served as an executive officer and director of G-III and its predecessors since its formation in 1974.

We anticipate acquiring 100% of the equity interest or assets of the target business or businesses in our initial business combination. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, and may consider select venture capital investment opportunities, but we will only consummate such a business combination if RLJ Acquisition, Inc. (or its stockholders if it is not the surviving corporation) will become the controlling stockholder of the target or is otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet such criteria.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•
Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on companies that have predictable, recurring revenue streams and an emphasis on low capital expenditure requirements. An example of such a company could be one that typically sells its inventory, is paid on time by its customers on a generally predictable basis and does not need to materially acquire or upgrade physical assets on a regular basis.

•
Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.

•
Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the Securities and Exchange Commission, or the SEC. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know that we are seeking a business combination. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities (i.e. opportunities that would not generally be offered publicly) as a result of the track record and business relationships of Mr. Johnson, our founder and chairman of the board.

 In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

While we do not presently intend to pursue an initial business combination with a company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our company from a financial point of view.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and Robert L. Johnson, the chairman of our board of directors, has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or Mr. Johnson becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and Mr. Johnson currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and Mr. Johnson have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering.

Our executive offices are located at 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814, and our telephone number is (301) 280-7737.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 18 of this prospectus.

Securities offered	12,500,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	12,500,000

Common stock:

Number outstanding before this offering	3,593,750(1)(2)

Number outstanding after this offering	15,625,000(2)(3)

(1)
This number includes an aggregate of 468,750 founder shares held by our initial stockholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)
This number includes a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering  that will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination, and additional 2.5% of our issued and outstanding shares immediately after this offering that will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

(3)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 468,750 founder shares.

Warrants:

Number of sponsor warrants to be sold simultaneously with the closing of this offering	6,166,667

Number of warrants to be outstanding after this offering and the private placement	18,666,667

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$12.00 per share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the completion of our initial business combination, or

• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):

• in whole and not in part;

• at a price of $.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption, which we refer to throughout this prospectus as the 30-day redemption period; and

• if, and only if, the last sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the sponsor warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

OTCBB symbols	Units: “ ”
Common Stock: “ ”
Warrants: “ ”

Founder shares
In November 2010, our initial stockholders purchased an aggregate of 3,593,750 shares for an aggregate purchase price of $25,000, or approximately $0.007 per share.  The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination.  An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

Sponsor warrants
Our sponsor has committed, pursuant to a subscription agreement, to purchase 6,166,667 sponsor warrants, each exercisable to purchase one share of our common stock at $12.00 per share, at a price of $0.75 per warrant ($4,625,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 21 months from the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares pursuant to our amended and restated articles of incorporation (subject to the requirements of applicable law), and the sponsor warrants will expire worthless.

Transfer restrictions on founder shares and sponsor warrants	Pursuant to a letter agreement, our initial stockholders have agreed not to transfer, assign or sell any founder shares which are no longer subject to forfeiture until the earlier of:

• one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination); and

• the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described below under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders”).

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the sponsor or its permitted transferees (except as described below under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders”). If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Founder shares which are subject to forfeiture will not be transferable except in certain limited circumstances.

Proceeds to be held in trust account
Approximately $124.4 million, or approximately $9.95 per unit of the proceeds of this offering and the proceeds of the private placement of the sponsor warrants (approximately $142.7 million, or approximately $9.92 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at J.P. Morgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

An increase in the size of the offering will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of their redemption rights because the portion of the trust account attributable to the sales proceeds of the sponsor warrants will be allocated pro rata among a greater number of public shares. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.03.

If we elect to increase the initial amount held in the trust account from approximately $9.95 per unit, such increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from the $1.0 million initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants.

Under our amended and restated articles of incorporation, except for a portion of the interest income that may be released to us to pay any income or franchise taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 25% of our public shares, as discussed below, none of the funds held in the trust account will be released until the earlier of (i) the completion of our initial business combination and (ii) the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

None of the warrants may be exercised until 30 days after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than up to $2 million, subject to adjustment as described below, of the interest earned on the trust account (net of franchise and income taxes payable), and any amounts necessary to purchase up to 25% of our public shares will be available for our use, and we may pay our expenses only from:

• such interest; and

• the net proceeds of this offering not held in the trust account, which will be $1.0 million in working capital after the payment of approximately $1.1 million in expenses relating to this offering (excluding the underwriting discounts).

In the event that our offering expenses (excluding the underwriting discounts) are in excess of approximately $1.1 million, we may fund such amounts out of the $1.0 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.0 million by a corresponding amount. Conversely, in the event that the offering expenses (excluding the underwriting discounts) are less than approximately $1.1 million, the $1.0 million not held in the trust account would increase by a corresponding amount.

To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes.  Such loans may be convertible into founders shares or warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants.  None of the sponsor warrants, any shares of common stock issuable upon exercise thereof, or the founders shares will have recourse to the proceeds held in our trust account.  The terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Permitted purchases of shares if we hold a stockholder vote
Unlike many blank check companies, if we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, prior to the consummation of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. These purchases may make it more likely that a business combination will be approved and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,125,000 shares (or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed initial business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then-current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

Private transactions if we hold a stockholder vote
If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, as described above, we may enter into privately negotiated transactions to purchase public shares from stockholders after consummation of the initial business combination with proceeds released to us from our trust account immediately following consummation of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. In the event we are the buyer in the privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transaction after the closing of our initial business combination. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

Redemption rights for public stockholders upon consummation of our initial business combination
Under our amended and restated articles of incorporation, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.05 less than the per-unit offering price of $10.00 (approximately $0.08 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Pursuant to a letter agreement, our initial stockholders have agreed to waive their redemption rights with respect to their founder and any public shares. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Manner of conducting redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

• file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will:

• conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

Our ability to consummate our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares in favor of our initial business combination. This may make it easier for a business combination to be approved by our stockholders.  Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. The absence of a redemption threshold in this offering will make it easier for us to consummate our initial business combination even if a substantial majority of our stockholders do not agree.

In no event, however, will we redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable. Our articles of incorporation require us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our stockholders’ equity to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. We determined the $5,000,001 threshold in order to reduce the likelihood that we will become subject to the SEC’s “penny stock” rules promulgated under the Exchange Act, which apply to transactions in securities of certain companies with stockholders’ equity of $5,000,000 or less and a market price per share of less than $5.00.

15% limitation on redemption rights if we hold a stockholder vote
Unlike many other blank check companies, if we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a tender offer or redemption rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. If a stockholder’s shares are held in ‘‘street name,’’ we expect to require that the stockholder  instruct their account executive at the stockholder’s bank or broker to withdraw the shares from the stockholder’s account and request that a physical stock certificate be issued in the stockholder’s name.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

This procedure is different from the procedures used by many blank check companies, and may increase the likelihood that we will be able to complete our initial business combination. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination.  If we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

• cease all operations except for the purpose of winding up;

• as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

• as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we do not currently intend to do so, we could seek stockholder approval to extend the 21-month time period if we have not consummated a business combination within that period.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period, and in no event may we extend that time period on more than one occasion, or by more than three months.

There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless.

Our initial stockholders have waived their redemption rights with respect to their founder shares if we fail to consummate an initial business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate our initial business combination within 21 months from the closing of this offering, and in such event such amounts will be included with the funds held in the trust account that will be available for distribution to our public stockholders.

Traditionally, many blank check companies have had between 24 and 36 months to complete their initial business combinations.  The 21-month deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, or that we will be able to obtain any necessary financing.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company.

These risks include, among others:

•
We are a newly formed development stage company with no operating results, which means that stockholders will have no basis upon which to evaluate our ability to complete an initial business combination with one or more target businesses.

•
We may not hold a stockholder vote before we consummate our initial business combination, which means that we may consummate our initial business combination even though a substantial number of our public stockholders do not support such a combination.

•
If we are unable to complete our initial business combination within the prescribed time frame and are forced to cease operations and ultimately liquidate, the per-share liquidation amount received by stockholders may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination.

•
This offering is not being conducted in compliance with Rule 419 (Offerings by Blank Check Companies) promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings, which means that stockholders will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business— Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” For additional information concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.”

 SUMMARY FINANCIAL DATA

 The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2010
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(103,400)	$122,474,801
Total assets	$353,177	$125,599,801
Total liabilities	$353,376	$3,125,000
Value of common stock that may be redeemed in connection with our initial business combination	$-	$117,474,800
Stockholders’ equity (deficit)	$(199)	$5,000,001

(1)	Includes shares subject to redemption rights in connection with our successful consummation of our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $225,000 loan made to us by our sponsor, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $124,375,000 held in the trust account for the benefit of our public stockholders. Except for a portion of the interest income earned on the trust account balance that may be released to us to pay franchise and income taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 25% of our public shares as described in this prospectus, the funds held in the trust account will be available to us only upon the consummation of a business combination within 21 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include approximately $3.1 million being held in the trust account (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

If no business combination is consummated within 21 months from the closing of this offering, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of franchise and income taxes payable, up to $100,000 of such net interest to pay dissolution expenses, any interest income released to us to fund our working capital requirements and any amounts released to purchase up to 25% of our public shares, as described in this prospectus, will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within such 21-month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may consummate our initial business combination even though a substantial number or majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote before we consummate our initial business combination unless the business combination would require stockholder approval under applicable state law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of common stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after the offering, in favor of our initial business combination. Our initial stockholders will own 20% of our outstanding shares of common stock immediately following the consummation of this offering. Accordingly, if we seek stockholder approval of out initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if out initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding our initial business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we have a minimum net worth or a certain amount of cash. If too many stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. Our amended and restated articles of incorporation require us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our stockholders’ equity to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon redemption, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may not be able to consummate a business combination within 21 months from the closing of this offering, in which case we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the closing of this offering. We may not be able to find suitable target businesses within such time period. If we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

•	cease all operations except for the purpose of winding up;

•
as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we do not currently intend to do so, we could seek stockholder approval to extend the 21-month time period if we have not consummated a business combination within that period.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period, and in no event may we extend that time period on more than one occasion, or by more than three months.

Our negotiating position and our ability to conduct due diligence on potential business combination targets may decrease as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination that would produce value for our stockholders.

Pursuant to our amended and restated Articles of incorporation, among other things, we must complete our initial business combination within 21 months from the closing of this offering or liquidate and dissolve. As the end of such time frame nears, our need to consummate an initial business combination with a then-current prospective target business will increase, which may decrease our negotiating power to obtain the best possible deal. In addition, such time restraints may result in limited time to conduct due diligence and, as a result, our due diligence investigation may not be as detailed as would otherwise be the case.

If we are unable to complete our initial business combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

If we are unable to complete our initial business combination within the prescribed time frame and are forced to cease operations and ultimately liquidate, the per-share redemption amount received by stockholders may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. Without taking into account interest, if any, earned on the trust account, net of franchise and income taxes payable and net of up to $2.0 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the per-share redemption amount received by stockholders would be $9.95, or $0.05 less than the per-unit offering price of $10.00 (or approximately $9.92, or $0.08 less if the underwriters’ over-allotment option is exercised in full). Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and will expire worthless.

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 21 months from the closing of this offering before receiving distributions from the trust account. A stockholder that needs to liquidate its investment, therefore, would have to sell its public shares or warrants, potentially at a loss.

We have until the date that is 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within such 21-month period, we will cease all operations except for the purpose of winding up, redeem our public shares, and dissolve and liquidate, as described in this prospectus. If our plan to redeem our public shares is not consummated for any reason, compliance with Nevada law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 21 months before they receive the return of their pro rata portion of the proceeds from our trust account. Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares.

Our purchase of common stock in the open market may support the market price of the common stock and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the common stock and/or warrants.

If we seek stockholder approval of our initial business combination, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

If we seek stockholder approval of our initial business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the business combination or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to public stockholders in advance of the closing of our initial business combination.

Our purchases of common stock in the open market or in privately negotiated transactions would reduce the funds available to us after our initial business combination, may make it more difficult for us to list our common stock on a national securities exchange, and may have negative economic effects on stockholders from whom we do not purchase common stock in such private or public transactions.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares does not exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after our initial business combination;

•
the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination;

•
because the stockholders who sell their shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise and income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and accrued and unpaid taxes (as well as up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 21 months from the closing of this offering). That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the entire deferred commissions and a larger percentage of the franchise and income taxes payable; and

•
the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of our consummation of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the restrictions described in this prospectus, and the redemption of our public shares if we are unable to consummate an initial business combination within 21 months from the closing of this offering. In no other circumstances will a stockholder have any right or interest of any kind in the trust account. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

We do not intend to establish an audit committee or a compensation committee until the consummation of an initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of an initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the consummation of our initial business combination could negatively impact our operations and profitability.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have stockholders’ equity in excess of $5.0 million upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and the release of funds to us to purchase up to 25% of our public shares unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our common stock in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act using available funds from the trust account, then the resources available to us for a business combination may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the up to $2.0 million, subject to adjustment, of interest in the trust account (net of franchise and income taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for the next 21 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for the next 21 months, assuming that our initial business combination is not consummated during that time. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $1.0 million will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses (excluding the underwriting discounts) are in excess of approximately $1.1 million, we may fund such amounts out of the $1.0 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.0 million by a corresponding amount. Conversely, in the event that the offering expenses (excluding the underwriting discounts) are less than approximately $1.1 million, the $1.0 million not held in the trust account would increase by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. The current low interest rate environment may make it more difficult for us to have sufficient funds available to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of sponsor warrants will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of redemption rights.

If the size of the offering is increased, there will be no corresponding increase in the number of sponsor warrants purchased by our sponsor. Accordingly, upon our liquidation or our stockholders’ exercise of redemption rights, the portion of the trust account attributable to the sale proceeds of the sponsor warrants ($4,625,000) will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.03.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $9.95 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the four years following redemption. Accordingly, the per-share redemption amount received by stockholders could be less than the $9.95 per share held in the trust account, including interest but net of any franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Mr. Johnson, our founder and chairman of the board, has agreed that upon our liquidation, he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Johnson will not be responsible to the extent of any liability for such third party claims. However, we have not asked Mr. Johnson to reserve for such indemnification obligations and we cannot assure you that Mr. Johnson would be able to satisfy those obligations.

If the proceeds of the trust account become subject to a bankruptcy proceeding, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our directors may decide not to enforce Mr. Johnson’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Johnson and Mr. Johnson asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Johnson to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Johnson to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $9.95 per share by claims that are covered by the indemnification obligations of Mr. Johnson.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, upon admission, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

It is our intention to redeem our public shares as soon as reasonably possible following the 21st month following the completion of this offering in the event we do not consummate an initial business combination by the applicable deadline.  The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within such 21-month period from the closing of this offering could potentially be considered an unlawful distribution under Nevada law.  Under Nevada law, no distribution may be made to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  NRS 78.300 provides that, in the case of any unlawful distribution, the directors under whose administration the violation occurred are jointly and severally liable, at any time within three years after each violation, to the corporation, and in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders.  Such liability, however, does not apply to a director who caused his or her dissent to be entered upon the minutes of the meeting of the directors at the time the action was taken or who was not present at the meeting and caused his or her dissent to be entered on learning of the action.

While there is no similar provision under the Nevada general corporate statutes providing for stockholder liability in connection with an unlawful distribution, it is possible that stockholders could be liable under Nevada's Uniform Fraudulent Transfers Act for claims by third parties to the extent of any unlawful distributions received by them in a redemption. Any liability of stockholders with respect to an unlawful distribution would likely be limited to the lesser of the amount sought by the third party or the amount unlawfully distributed to the stockholder, and any liability of the stockholders would be barred after the fourth anniversary of the distribution. We intend to provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the four years following our dissolution, but cannot assure you that we will be able to properly assess all such claims.  However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Nevada Revised Statutes, or NRS, 78.330, which requires an annual meeting of stockholders be held for the purposes of electing directors unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the district court in accordance with NRS 78.345.

In certain circumstances, our board of directors may be viewed as having breached its fiduciary duty to our creditors, thereby exposing it and us to claims of punitive damages.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem our public shares for a per-share pro rata portion of the trust account in the event we do not consummate a business combination within 21 months from the closing of this offering and distribute the proceeds to our public stockholders, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to use our best efforts to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

No warrant held by a public stockholder will be exercisable and we will not be obligated to issue shares of common stock unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, except pursuant to cashless exercise provisions in limited circumstances. We will not be required to settle any such warrant exercise. If the registration statement is not effective or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the founder shares, our sponsor and its permitted transferees can demand that we register the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the sponsor warrants and the shares of common stock issuable upon exercise of such sponsor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry and are not limited to any particular type of business, except that we will not, under our amended and restated articles of incorporation, be permitted to effect a business combination with another blank check company or a similar type of company with nominal operations. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified proven track records, strong cash flow characteristics, strong competitive position, experienced management and diversified customer and supplier bases as general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. If we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Unlike many other blank check companies, we are not required to acquire a target with a valuation equal to a certain percentage of the amount held in the trust account. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Many blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we do not have the requirement that a target business have a minimum fair market enterprise value equal to a certain percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. In addition, we may consummate a business combination with a target whose enterprise value is significantly less than the amount of money held in the trust account, thereby resulting in our ability to use the remaining funds in the trust account to make additional acquisitions without seeking stockholder approval or providing redemption rights.

 Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if we pay too much for the business combination target.

We are not required to obtain an opinion from an independent investment banking firm, and consequently you may have no assurance from an independent source, that the price we are paying for the business is fair to our company from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of the our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated articles of incorporation will authorize the issuance of up to 250 million shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share. Immediately after this offering, there will be approximately 234.4 million (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may make purchases of our common stock, in an amount up to 25% of the shares sold in this offering, in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act. If such business combination is not consummated, these purchases would have the effect of reducing the funds available in the trust account for future business combinations.

We are dependent upon Mr. Johnson and his loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our founder and chairman of the board, Mr. Johnson. We believe that our success depends on the continued service of Mr. Johnson, at least until we have consummated a business combination. In addition, Mr. Johnson is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Johnson. The unexpected loss of the services of Mr. Johnson could have a detrimental effect on us.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may not join us following our initial business combination. The loss of our key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, some or all of the management of the target business may remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition target may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

We may in the future hire consultants or advisors on a contingent basis, who would only receive payment in the event a business transaction occurred and, therefore, they might be viewed as having an interest in such business transaction occurring.

We may in the future hire consultants or advisors to assist us with our search for a target business or businesses or otherwise advise us in connection with our initial business transaction and any compensation payable to such persons may be contingent upon the closing of our initial business transaction. As a result, such consultants and advisors who provide advice to us would only receive compensation if a business transaction occurred and therefore they might be viewed as having an interest in such business transaction occurring that is different from, or conflicts with, the interests of our public shareholders.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, engaged in business activities similar to those intended to be conducted by us. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and Mr. Johnson has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. None of our other independent directors has entered into such an agreement with us. All of our officers and Mr. Johnson currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

 In addition, our officers and directors may become involved with subsequent blank check companies similar to our company, although our officers and Mr. Johnson have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering. Our officers or directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary, or financial, interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary, or financial, interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may enter into an initial business combination with a target business that is affiliated with our sponsor, directors or officers, which could create a conflict of interest between our sponsor or such directors or officers, on one hand, and us or our stockholders on the other.

We are not prohibited from pursuing an initial business combination with a target business that is affiliated with our sponsor, directors or officers. If we pursue such a business combination, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that our initial business combination is fair to our company from a financial point of view, but our public stockholders will have no assurance that a different business combination would not have been more profitable.

Since our sponsor will lose its entire investment in us if a business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In November 2010, our initial stockholders purchased an aggregate of 3,593,750 shares, which we refer to throughout this prospectus as the founder shares, for an aggregate purchase price of $25,000, or approximately $0.007 per share. The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination. An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing an initial business combination. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

Unlike most blank check companies, our founders and sponsor are not required to vote their founders shares in accordance with the majority of votes cast by our public stockholders. This will result in a greater likelihood that an initial business combination is consummated, compounding this conflict of interest.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the negative effects listed above may also increase.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the concurrent private placement will provide us with approximately $124.4 million (or approximately $142.7 million if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination.

 We may effect an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effect a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with a privately held company. By definition, very little public information exists about private companies. In a business combination with a private company, we would be required to rely on the ability of our management to obtain adequate information about the target and we may have limited ability to conduct due diligence. As a result, we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information, which may result in our consummation of a business combination with a company that is not as profitable as we suspected, if at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company in relation to public company comparables, in which case we may pay too much to acquire a private company in our initial business combination.

If we attempt to consummate a business combination with a private company, we may be required to expend substantial sums in order to bring such company into compliance with the various reporting requirements applicable to public companies and/or to prepare required financial statements, and such efforts may harm our operating results or be unsuccessful altogether.

A private company target will not be subject to many of the requirements applicable to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the number and qualifications of a private company’s finance and accounting staff may not be adequate to comply with such requirements. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. Furthermore, we may not have the ability to conduct a formal evaluation of a private company’s internal controls over financial reporting prior to the consummation of a business combination with such company. If a private target company’s finance and accounting staff or internal controls over financial reporting are inadequate, we may be required to hire additional staff and incur substantial legal and accounting costs to address such inadequacies. Moreover, we cannot be certain that our remedial measures will be effective. Any failure to implement required or improved controls, or difficulties encountered in their implementation, could harm our operating results or increase our risk of material weaknesses in internal controls.

In addition, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 21-month time frame.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if RLJ Acquisition, Inc. (or its stockholders if it is not the surviving corporation) will become the controlling stockholder of the target or is otherwise not required to register as an investment company under the Investment Company Act. Other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Unlike many other blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial majority of our stockholders do not agree.

Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to consummate a business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we hold a stockholder vote to approve our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. In no event, however, will we redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable. Our amended and restated articles of incorporation require us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our stockholders’ equity to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $12.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our articles of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effect our initial business combination. If we were to conduct any solicitation of our stockholders to amend our amended and restated articles of incorporation, including any solicitation to extend the 21-month period to consummate a business combination, we would conduct the solicitation in compliance with all procedural and disclosure requirements in the United States federal securities laws applicable to companies that have a class of securities registered under the Exchange Act and are domestic issuers.

Certain provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity may be amended with the approval of at least 65% of our outstanding common stock, which is a lower amendment threshold than that of most blank check companies. It may be easier for us, therefore, to amend our articles of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Most blank check companies have a provision in their charters that prohibits the amendment of certain of its provisions that relate to pre-business combination activity without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated articles of incorporation provide that its provisions related to pre-business combination activity may be amended if approved by holders of at least 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation that govern our pre-business combination behavior more easily than other blank check companies, and this may increase our ability to consummate a business combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants and will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor, which is an entity controlled by Robert L. Johnson, our founder and chairman of the board, will own approximately 19% of the issued and outstanding shares of our common stock (assuming it does not purchase any units in this offering and it is not required to forfeit its founder earnout shares, as described in this prospectus). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of stockholders. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.007 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 86.9% or $8.69 per share (the difference between the pro forma net tangible book value per share of $1.31 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period, provide for redemption of warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send the notice of such redemption to the warrant holders provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you:

•	to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so;

•	to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or

•	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

None of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 12,500,000 shares of our common stock (or up to 14,375,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 6,166,667 sponsor warrants, each exercisable to purchase one share of common stock at $12.00 per share. The sponsor warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees:

•	they will not be redeemable by us;

•
they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination; and

•	they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions.

In addition, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in our securities may be illiquid in nature and investors could lose some or all of their investment in our company.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in California, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maryland, New Jersey, New York, Pennsylvania, Rhode Island, South Dakota, Virginia, Wisconsin and Wyoming, where we have relied on exemptions from state registration requirements or where we intend to apply to have the units registered for sale. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We will not sell the units to retail customers in these states unless and until such registration is effective or we have a valid exemption from the state registration requirements. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

Provisions in our amended and restated articles of incorporation and Nevada law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated articles of incorporation contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Nevada law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities law. Forward-looking statements give current expectations or forecasts of future events. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 18. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

 We are offering 12,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised

Gross proceeds
Gross proceeds from units offered to public(1)	$125,000,000	$143,750,000
Gross proceeds from sponsor warrants offered in the private placement	4,625,000	4,625,000
Total gross proceeds	$129,625,000	$148,375,000
Offering expenses(2)
Underwriting commissions (2.5% of gross proceeds from units offered to public, excluding deferred portion)(3)	$3,125,000	$3,593,750
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
Blue Sky filing fees	40,000	40,000
SEC/FINRA Expenses	30,000	30,000
Travel and roadshow	75,000	75,000
Directors and officers insurance	300,000	300,000
Repayment of note payable	225,000	225,000
Miscellaneous expenses	55,000	55,000
Total offering expenses	$4,250,000	$4,718,750
Proceeds after offering expenses	$125,375,000	$143,656,250
Held in trust account(3)	$124,375,000	$142,656,250
% of public offering size	99.5%	99.2%
Not held in trust account	$1,000,000	$1,000,000

Use of net proceeds not held in trust account and up to an additional $2.0 million, subject to adjustment, of interest earned on our trust account (net of income and franchise taxes payable) that may be released to us to cover operating expenses(1)

	Amount	% of Total

Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$2,000,000	66.7%
Legal and accounting fees related to regulatory reporting obligations	250,000	8.3%
Payment for office space, administrative and support services	270,000	9.0%
Printing	50,000	1.7%
Consulting and travel for search for business combination target	250,000	8.3%
Working capital to cover miscellaneous expenses	180,000	6.0%
Total	$3,000,000	100%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful consummation of our initial business combination.

(2)
In addition, a portion of the offering expenses have been paid from the proceeds of a $225,000 loan from sponsor, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the approximately $1.1 million of offering proceeds that has been allocated for the payment of offering expenses (excluding the underwriting discounts). In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)
The underwriters have agreed to defer approximately $3.1 million of their underwriting commissions (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full), which equals 2.5% of the gross proceeds from the units offered to the public, until consummation of our initial business combination. Upon consummation of our initial business combination, approximately $3.1 million, which constitutes the underwriters’ deferred commissions (or approximately $3.6 million if the underwriters’ over allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $2.0 million as a result of the current interest rate environment.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

A total of approximately $124.4 million (or approximately $142.7 million if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions will be placed in a trust account at J.P. Morgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us to pay any income and franchise taxes and to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 25% of our public shares, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law).

If we elect to increase the initial amount held in the trust account from approximately $9.95 per unit, such increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from the $1.0 million initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants.

We believe that amounts not held in the trust account, as well as the interest income of up to $2.0 million, subject to adjustment, earned on the trust account balance (net of franchise and income taxes payable) that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $2.0 million as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. We will use such a proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

Commencing on the date our securities are first quoted on the OTCBB, we have agreed to pay our sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by sponsor for our benefit and is not intended to provide sponsor compensation in lieu of salary or other remuneration to Mr. Johnson. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsor has advanced to us a total of $225,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due 60 days following the closing of this offering. The loan will be repaid upon the closing of this offering out of the  approximately $1.1 million of offering proceeds that has been allocated to the payment of offering expenses (excluding the underwriting discounts).

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts, other than the interest on such proceeds that may be released to us for working capital purposes.  Such loans may be convertible into founders shares or warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. None of the sponsor warrants, any shares of common stock issuable upon exercise thereof or the founders shares will have recourse to the proceeds held in our trust account.  The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,125,000 shares (or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then-current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders after consummation of the initial business combination with proceeds from our trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

In no event will we redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is substantially greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable. Our articles of incorporation require us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our stockholders’ equity to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption or the related business combination and may instead search for an alternate business combination.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Interest income of up to $2.0 million, subject to adjustment, on the trust account balance (net of franchise and income taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of our consummation of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the restrictions described in this prospectus, and the redemption of our public shares if we are unable to consummate an initial business combination within 21 months from the closing of this offering. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have agreed to waive their redemption rights with respect to their shares in connection with the consummation of a business combination. In addition, initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

 The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the consummation of our initial business combination of up to 25% of the shares sold in this offering using the trust proceeds or privately negotiated purchases we may make in connection with our initial business combination. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At December 31, 2010, our net tangible book value was a deficiency of $(103,400), or approximately $(0.03) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2010 would have been $5,000,001, or approximately $1.31 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 11,806,513 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $1.34 per share to our sponsor as of the date of this prospectus and an immediate dilution of $8.69 per share or 86.9% to our public stockholders not exercising their redemption rights.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.03)
Increase attributable to public stockholders	$1.34
Pro forma net tangible book value after this offering and the sale of the sponsor warrants		$1.31
Dilution to public stockholders		$8.69

The following table sets forth information with respect to our initial stockholders and the public stockholders:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	per Share

Initial Stockholders	3,125,000	20.0%	$25,000	0.02%	$0.008
Public Stockholders	12,500,000	80.0%	125,000,000	99.98%	$10.00
	15,625,000	100.0%	$125,025,000	100.0%	$8.00

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(103,400)
Proceeds from this offering and sale of the sponsor warrants, net of expenses	125,600,000
Offering costs excluded from net tangible book value before this offering	103,201
Less: deferred underwriters’ commissions payable	(3,125,000)
Less: amount of common stock subject to redemption to maintain stockholders’ equity of $5,000,001	(117,474,800)
$5,000,001
Denominator:
Shares of common stock outstanding prior to this offering	3,593,750
Shares forfeited if over-allotment is not exercised	(468,750)
Shares of common stock included in the units offered	12,500,000
Less: shares subject to redemption to maintain stockholders’ equity of $5,000,001	(11,806,513)
3,818,487

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2010 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2010
	Actual	As Adjusted(1)

Deferred underwriting commissions	$—	$3,125,000
Notes payable to affiliate(2)	225,000	—
Common stock, subject to redemption(3)	—	117,474,800
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 3,593,750 shares issued and outstanding, 15,625,000 shares issued and outstanding, as adjusted	3,594	15,625	(4)
Additional paid-in capital	21,406	5,009,575
Deficit accumulated during the development stage	(25,199)	(25,199)
Total stockholders’ equity	(199)	5,000,001
Total capitalization	$224,801	$125,599,801

(1)	Includes the $4,625,000 we will receive from the sale of the sponsor warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $225,000 in the aggregate to our sponsor. The note is non-interest bearing and is payable 60 days following the consummation of this offering.

(3)
Upon the consummation of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, subject to the limitations described herein whereby our stockholders’ equity will be maintained at a minimum of $5,000,001.

(4)
Assumes the over-allotment option has not been exercised and an aggregate of 468,750 founder shares held by our initial stockholders have been forfeited, but no forfeiture of the founder earnout shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Our management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not, under our amended and restated articles of incorporation, be permitted to effect a business combination with another blank check company or a similar type of company with nominal operations. Nor are we prohibited from entering into a business combination with a target business that is an affiliate of our sponsor, directors or officers, although we do not intend to do so. We intend to effect our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2010, we had $249,976 in cash and deferred offering costs of $103,201. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and a loan from our sponsor in the amount of $225,000. We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses (excluding the underwriting discounts) of approximately $1.1 million, but including deferred underwriting commissions of approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full), and the sale of the sponsor warrants for a purchase price of $4,625,000 will be approximately $125.4 million (or approximately $143.7 million if the underwriters’ over-allotment option is exercised in full). Approximately $124.4 million (or approximately $142.7 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $1.0 million will not be held in the trust account. In the event that our offering expenses (excluding the underwriting discounts) are in excess of approximately $1.1 million, we may fund such amounts out of the $1.0 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.0 million by a corresponding amount. Conversely, in the event that the offering expenses (excluding the underwriting discounts) are less than approximately $1.1 million, the $1.0 million not held in the trust account would increase by a corresponding amount.

We may use substantially all of the funds held in the trust account (net of franchise and income taxes payable and deferred underwriting commissions) to consummate our initial business combination, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, or the purchase price together with funds used for redemption is less than the amount in the trust account, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue our growth strategies.

We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Such loans may be convertible into founders shares or warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. None of the sponsor warrants, any shares of common stock issuable upon exercise thereof or the founders shares will have recourse to the proceeds held in our trust account. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements prior to the consummation of our initial business combination or our liquidation to include approximately $2.0 million for legal, accounting and other expenses associated with structuring, negotiating and documenting successful business combinations; $210,000 for office space, administrative services and support payable to our sponsor, representing $10,000 per month for up to 21 months; $250,000 for legal and accounting fees related to regulatory reporting requirements; $50,000 for printing; $250,000 for consulting and travel for the search for a business combination target; and approximately $180,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in the trust account to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $2.0 million, subject to adjustment, on the trust account (net of franchise and income taxes payable) that may be available to us to fund such expenditures along with any loans from our sponsor, affiliates of our sponsor, our directors or our officers, as discussed above. If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than $2.0 million as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In November 2010, our initial stockholders purchased an aggregate of 3,593,750 founder shares for an aggregate purchase price of $25,000, or approximately $0.007 per share. The price paid by our initial stockholders for the founder shares was determined by our board of directors, which determined the price to be adequate, fair, just and equitable, in light of our lack of assets or operating history. The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination.  An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

Our sponsor, RLJ SPAC Acquisition, LLC, is a Delaware limited liability company of which The RLJ Companies, LLC is the sole manager and is the sole voting member (holding approximately 85% of the total economic interest) and certain employees of The RLJ Companies, LLC, including H. Van Sinclair and Lisa Pickrum, hold an aggregate of approximately 15% profits interest pursuant to long-term incentive arrangements.  Robert L. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC.

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $225,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due 60 days following the closing of this offering. This loan will be repaid upon the closing of this offering out of the approximately $1.1 million of offering proceeds that has been allocated for the payment of offering expenses (excluding the underwriting discounts). We are also obligated, on the date our securities are first quoted on the OTCBB, to pay our sponsor a monthly fee of $10,000 for office space and general administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Such loans may be convertible into founders shares or warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. None of the sponsor warrants, any shares of common stock issuable upon exercise thereof or the founders shares will have recourse to the proceeds held in our trust account.   The holders of such warrants (and the underlying shares) would have demand and “piggy-back” registration rights with respect to such securities. We will bear the costs and expenses of filing any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has committed to purchase an aggregate of 6,166,667 sponsor warrants at a price of $0.75 per warrant ($4,625,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price payable by our sponsor was determined by agreement between us and our sponsor, and is intended to result in an aggregate amount of proceeds that, when combined with the net proceeds of this offering to be held in trust, will cause potential investors to view this offering as an attractive investment opportunity.  This determination was largely arbitrary since we have no historical operations or financial results. However, based on the observable market prices, we believe that the purchase price of $0.75 per warrant for such warrants will exceed the fair value of such warrants on the date of the purchase. The valuation is based on comparable initial public offerings by blank check companies in 2010. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. Our sponsor will be permitted to transfer the sponsor warrants held by it to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the sponsor until 30 days after the completion of our initial business combination. The sponsor warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. The sponsor warrants may also be exercised by the sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands, excluding short form registration demands, that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. In the case of the founder shares, the lock-up period terminates with respect to founder shares no longer subject to forfeiture immediately after this offering upon the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not, under our amended and restated articles of incorporation, be permitted to effect a business combination with another blank check company or a similar type of company with nominal operations. Nor are we prohibited from entering into a business combination with a target business that is an affiliate of our sponsor, directors or officers, although we do not intend to do so. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•
Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•
Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on companies that have predictable, recurring revenue streams and an emphasis on low capital expenditure requirements. An example of such a company could be one that typically sells its inventory, is paid on time by its customers on a generally predictable basis and does not need to materially acquire or upgrade physical assets on a regular basis.

•
Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•
Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.

•
Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed is this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the SEC.

Competitive Strengths

We believe we have the following competitive strengths:

Management Expertise

We will seek to capitalize on the significant investing experience of our management team, including Robert L. Johnson, our founder and chairman of the board.  Mr. Johnson is the founder and chairman of The RLJ Companies which, together with Mr. Johnson, owns or holds interests in a diverse portfolio of companies primarily in the banking, private equity, real estate, hospitality, professional sports, film production, gaming and automobile dealership industries.  Businesses within Mr. Johnson’s and The RLJ Companies portfolio include:

•	RLJ Development, LLC/RLJ Urban Lodging Funds, real estate enterprises that primarily own upscale select service hotels and one compact full service hotel in major markets in North America;

•	RLJ Equity Partners, LLC, a private equity fund founded with The Carlyle Group that specializes in middle-market leveraged buy-outs, leveraged recapitalizations and growth equity;

•	RolloverSystems, a financial services company that provides outsourced retirement plan rollover services for financial services institutions, plan sponsors and third party administrators;

•
RLJ Western Asset Management, LLC, the only minority-owned entity designated by the U.S. Treasury Department as a pre-qualified fund manager to participate in the Public Private Investment Fund Program;

•
RLJ-McLarty-Landers Automotive Holdings, LLC, which operates 35 automotive franchises and, with an affiliate, three Harley-Davidson motorcycle dealerships across the South Central, Southeast and Midwest regions of the United States;

•	Bobcat Sports & Entertainment, which comprises the franchise and arena operations of the Charlotte Bobcats NBA professional basketball team;

•
Caribbean CAGE, LLC, a gaming company that focuses on the installation, operation and management of video lottery terminals, linked gaming systems and game content throughout the Caribbean and Latin America;

•	Our Stories Films, LLC, a film production studio that produces theatrical motion pictures that showcase the talents of African Americans on both sides of the camera and in the creative process; and

•	The RLJ Kendeja Resort & Villas, a luxury resort hotel located on 13-acres of ocean front property overlooking the Atlantic Ocean outside of Monrovia, Liberia.

The first real estate fund formed by RLJ Development, LLC/RLJ Urban Lodging Funds completed its initial closing in October 2004 and its final closing in April 2005, securing approximately $315 million in equity commitments from ten institutions.  This fund deployed all of its capital within three years, acquiring 27 hotels from 22 different sellers, and the entire fund was sold in February 2008.  Two additional funds were formed in March 2006 and July 2007, respectively.  To date, these funds have acquired 132 properties from 21 different sellers.  Since The RLJ Companies became a partner in RLJ-McLarty-Landers Automotive Holdings, LLC in 2007, that business has completed 12 acquisitions, growing its number of dealerships from seven to 19.

 Prior to forming The RLJ Companies , Mr. Johnson was founder and chairman of Black Entertainment Television, or BET, the nation’s first and leading television network providing quality entertainment, music, news, sports and public affairs programming for the African American audience.  Under Mr. Johnson’s leadership, BET became the first African American-owned company publicly traded on the New York Stock Exchange.  In 2001, Mr. Johnson sold BET to Viacom for approximately $3 billion and remained the Chief Executive Officer through 2006.

 Our independent directors, William S. Cohen, Mario Gabelli and Morris Goldfarb, also have significant business experience.  Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001, and prior to that served as the United States Secretary of Defense from January 1997 to 2001, as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979.  Mr. Gabelli has served as Chairman, Chief Executive Officer, Chief Investment Officer — Value Portfolios and a director of GAMCO Investors, Inc. since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates. Mr. Gabelli has been a portfolio manager for Teton Advisors, Inc. since 1998 through the present, an asset management company which was spun-off from GAMCO in March 2009.  Mr. Goldfarb serves as Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd. (Nasdaq: GIII), a designer, manufacturer, importer and marketer of apparel, handbags and luggage.  Mr. Goldfarb has served as an executive officer and director of G-III and its predecessors since its formation in 1974.

Mr. Johnson, together with Mr. Sinclair, our president and chief executive officer, and Ms. Pickrum, our chief financial officer, have substantial experience in identifying, acquiring and operating a wide variety of businesses. We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not, under our amended and restated articles of incorporation, be permitted to effect a business combination with another blank check company or a similar type of company with nominal operations.

Status as a public company

We believe our structure as a public company will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effect our business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Because, unlike many other blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Under our amended and restated articles of incorporation, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share, or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full. Pursuant to a letter agreement, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will, pursuant to our amended and restated articles of incorporation, consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate a business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares as well as any public shares purchased during or after the offering in favor of our initial business combination. Many of these features of this offering differ from many blank check offerings, and may increase the likelihood that we will be able to complete our initial business combination.  For additional information concerning how many blank check offerings differ from this offering, please see “— Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.”

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our notice disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. In the absence of a requirement by law, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. Further, we do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend upon the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know that we are seeking a business combination. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Johnson, our founder and chairman of the board. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation for bringing target businesses to our attention prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than $10,000 per month for office space and administrative services payable to our sponsor. None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers, or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our company from a financial point of view. Generally, such opinion is rendered to a company’s board of directors, or a committee of independent directors, and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of the our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Selection of a target business and structuring of our initial business combination

Because, unlike many other blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial business combination. However, we will only consummate an initial business combination in which RLJ Acquisition, Inc. (or its stockholders if it is not the surviving corporation) becomes the controlling stockholder of the target or is otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike many other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we may conduct a stockholder vote, if it is required by law, or we decide to hold such vote for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval would be required under Nevada law for each such transaction.

Whether Stockholder
Type of Transaction	Approval is Required

Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Our ability to consummate our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

Permitted purchases of our securities

Unlike many blank check companies, if we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, prior to the consummation of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. These purchases may make it more likely that a business combination will be approved and decrease the ability of public stockholders to affect whether or not a particular business combination is completed. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,125,000 shares (or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

Redemption rights for public stockholders upon consummation of our initial business combination

Under our amended and restated articles of incorporation, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.95 per share, or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full. Pursuant to a letter agreement, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we will, pursuant to our amended and restated articles of incorporation, consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares as well as any public shares purchased during or after the offering in favor of our initial business combination.  This may result in the consummation of a business combination that may not otherwise have been possible. Many of these features of this offering differ from many blank check offerings, and may increase the likelihood that we will be able to complete our initial business combination.  For additional information concerning how many blank check offerings differ from this offering, please see “— Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.”

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. The absence of a redemption threshold in this offering will make it easier for us to consummate our initial business combination even if a substantial majority of our stockholders do not agree. In no event, however, will we redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a stockholders’ equity or certain amount of cash that is substantially greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable. Our articles of incorporation require us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our stockholders’ equity to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. We determined the $5,000,001 threshold in order to reduce the likelihood that we will become subject to the SEC’s “penny stock” rules promulgated under the Exchange Act, which apply to transactions in securities of certain companies with stockholders’ equity of $5,000,000 or less and a market price per share of less than $5.00.

Conduct of redemption pursuant to tender offer rules

When we conduct the redemptions upon consummation of our initial business combination in compliance with the tender offer rules, the redemption offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of a business combination.

Submission of our initial business combination to a stockholder vote

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with redemption rights upon consummation of our initial business combination. Public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their redemption rights. If our initial business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

If we submit our initial business combination to our stockholders for approval, our initial stockholders have agreed to vote their founder shares as well as any public shares purchased during or after the offering in favor of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares in connection with the consummation of a business combination.

In the event we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 25% of the shares sold in this offering (3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $9.95 per share or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full). Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. In the event that we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of our initial business combination or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum stockholders’ equity or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after the business combination;

•
the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

•
because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise and income taxes payable (as well as up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 21 months from the closing of this offering). That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the deferred underwriting commissions and franchise and income taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise and income taxes payable because such amounts will be payable by us; and

•
the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom the sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy solicitation materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

Many of these features of this offering differ from many blank check offerings, and may increase the likelihood that we will be able to complete our initial business combination.  For additional information concerning how many blank check offerings differ from this offering, please see “— Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.”

Limitation on redemption rights upon consummation of a business combination if we seek a stockholder vote

Notwithstanding the foregoing, unlike many blank check companies, if we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. If a stockholder’s shares are held in ‘‘street name,’’ we expect to require that the stockholder  instruct their account executive at the stockholder’s bank or broker to withdraw the shares from the stockholder’s account and request that a physical stock certificate be issued in the stockholder’s name.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 21 months from the closing of this offering. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption that will be set forth in the tender offer or proxy solicitation materials, as applicable. If the proposed business combination is not consummated then a stockholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

Redemption of common stock and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

•	cease all operations except for the purpose of winding up;

•
as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we do not currently intend to do so, we could seek stockholder approval to extend the 21-month time period if we have not consummated a business combination within that period.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period.

Pursuant to the terms of our amended and restated articles of incorporation, our powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, and we are unable to consummate a business combination within a 21-month period, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period. There will be no liquidating distributions with respect to our warrants, which will expire worthless. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1.0 million of proceeds held outside the trust account and from the up to $2.0 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share amount received by stockholders upon our dissolution would be approximately $9.95 (or approximately $9.92 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $9.95, plus interest (net of any franchise and income taxes payable). Under NRS 78.288, no redemption distribution may be made unless the corporation would be able to pay its debts as they become due in the usual course of business and there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such debts of the corporation before we make any distribution of our remaining assets to our stockholders, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims .

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mr. Johnson, our founder and chairman of the board, has agreed that upon our liquidation, he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Johnson will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Johnson would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Johnson upon our liquidation, and Mr. Johnson asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Johnson to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Johnson to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to such claims the actual value of the per-share redemption price will not be less than $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Mr. Johnson will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Johnson will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1.0 million from the proceeds of this offering, and the up to $2.0 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with the liquidation of our trust account, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses (excluding the underwriting discounts) are in excess of approximately $1.1 million, we may fund such amounts out of the $1.0 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.0 million by a corresponding amount. Conversely, in the event that the offering expenses (excluding the underwriting discounts) are less than approximately $1.1 million, the $1.0 million not held in the trust account would increase by a corresponding amount.

If we are unable to consummate a business combination within the 21-month period from the closing of this offering, we will:

•	cease all operations except for the purpose of winding up;

•
as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Nevada law, if any, to provide for claims of creditors and the requirements of other applicable law.

Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the 21st month following the completion of this offering in the event we do not consummate an initial business combination by the applicable deadline.  The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within such 21-month period from the closing of this offering could potentially be considered an unlawful distribution under Nevada law.  Under Nevada law, no distribution may be made to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  NRS 78.300 provides that, in the case of any unlawful distribution, the directors under whose administration the violation occurred are jointly and severally liable, at any time within three years after each violation, to the corporation, and in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders.  Such liability, however, does not apply to a director who caused his or her dissent to be entered upon the minutes of the meeting of the directors at the time the action was taken or who was not present at the meeting and caused his or her dissent to be entered on learning of the action.

While there is no similar provision under the Nevada general corporate statutes providing for stockholder liability in connection with an unlawful distribution, it is possible that stockholders could be liable under Nevada's Uniform Fraudulent Transfers Act for claims by third parties to the extent of any unlawful distributions received by them in a redemption.  Any liability of stockholders with respect to an unlawful distribution would likely be limited to the lesser of the amount sought by the third party or the amount unlawfully distributed to the stockholder, and any liability of the stockholders would be barred after the fourth anniversary of the distribution. We intend to provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the four years following our dissolution, but cannot assure you that we will be able to properly assess all such claims.  However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Further, Mr. Johnson may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $9.95 per share (or approximately $9.92 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Johnson less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business combination within 21 months from the closing of this offering, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Johnson will not be responsible to the extent of any liability for such third-party claims, except to the extent of any liability as a director under NRS 78.300.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $9.95 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the expiration of the 21-month period, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of 100% of our public shares if we do not consummate a business combination within 21 months from the closing of this offering or if they redeem their respective shares for cash upon the consummation of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419 (Offerings by Blank Check Companies). This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds
Approximately $124.4 million of the net offering proceeds, which includes the $4,625,000 net proceeds from the sale of the sponsor warrants and approximately $3.1 million in deferred underwriting commissions (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, as trustee.

Approximately $125.0 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds
Approximately $124.4 million of the net offering proceeds, which includes the $4,625,000 net proceeds from the sale of the sponsor warrants and approximately $3.1 million in deferred underwriting commissions (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full held in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by:

•  any income or franchise taxes payable;

•  up to $2.0 million, subject to adjustment, that can be used for working capital purposes; and

•  in the event of our liquidation for failure to consummate our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of such liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets, LLC informs us of its decision to allow earlier separate trading, subject to our having filed a Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. We may not hold a stockholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline
If we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

•   cease all operations except for the purpose of winding up;

•   as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•  as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we do not currently intend to do so, we could seek stockholder approval to extend the 21-month time period if we have not consummated a business combination within that period.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period, and in no event may we extend that time period on more than one occasion, or by more than three months.
If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds
Except for up to $2.0 million, subject to adjustment, of the interest income earned on the trust account balance (net of franchise and income taxes payable) released to us to pay any income and franchise taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 25% of our public shares, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of applicable law). In addition, approximately $1.0 million of the offering proceeds will not be held in the trust account and will be available to us for working capital purposes.
The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated articles of incorporation other than “— Warrant terms” which is located in the warrant agreement.

Impact on Whether
	Terms of	Terms of Many	a Particular Business
	Our Offering	Blank Check Offerings	Combination is Completed

Requirement to conduct a tender offer or hold a stockholder vote
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial business combination, unless stockholder approval is required by law or we decide to seek stockholder approval for business or other legal reasons.

Many blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate a business combination if the majority of the company’s public shares voted are voted against a proposed business combination.

Our ability to consummate our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

Requirement to vote against a business combination in order to redeem
If we seek stockholder approval in conjunction with the consummation of our initial business combination, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Many blank check companies require public stockholders to vote against the proposed business combination in order to redeem their shares.
The ability of our public stockholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

Redemption threshold
We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our stockholders’ equity to be less than $5,000,001. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Many blank check companies are not permitted to consummate a business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the stockholder vote.
The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our stockholders do not agree.

Accelerated deadline to complete business combination
We will only have 21 months to complete our initial business combination.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period, and in no event may we extend that time period on more than one occasion, or by more than three months.
Many blank check companies have between 24 and 36 months to complete their initial business combinations.
The 21-month deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Permitted purchases of shares by us prior to the consummation of our initial business combination using amounts held in the trust account
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 25% of the shares sold in this offering at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date of the stockholder meeting to approve the initial business combination.
Many blank check companies are prohibited from utilizing funds from the trust account to purchase shares from public stockholders prior to the consummation of their initial business combination.
Our ability to purchase shares prior to the consummation of our initial business combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

Minimum fair market value of target	We may enter into our initial business combination with a target regardless of its fair market value.
Many blank check companies are required to consummate their initial business combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination.

The absence of a minimum fair market value requirement in our offering may increase the likelihood that we will be able to complete our initial business combination but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Amending our amended and restated articles of incorporation
Our amended and restated articles of incorporation provide that certain of its provisions that relate to our pre-business combination activity may be amended if approved by holders of at least 65% of our outstanding common stock.  Our sponsor, which is an entity controlled by Mr. Johnson, our founder and chairman of the board, currently owns approximately 97% of the issued and outstanding shares of our common stock, and following this offering will own approximately 19% of the issued and outstanding shares of our common stock (assuming it does not purchase any units in this offering and it is not required to forfeit its founder earnout shares, as described in this prospectus). Accordingly, our sponsor and Mr. Johnson will have considerable influence regarding the outcome of any stockholder vote.

Many blank check companies have a provision in their charters that prohibits the amendment of certain of the provisions that relate to pre-business combination activity unless approved by holders of a percentage of outstanding public shares ranging from 90% to 100%.
The lower threshold in our offering to amend provisions of our charter relating to our pre-business combination activity may increase our ability to consummate an initial business combination.

Tendering stock certificates in connection with a business combination
We may require our public stockholders seeking to exercise their redemption rights to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

In order to perfect redemption rights in connection with an initial business combination, many blank check companies would distribute proxy materials for the stockholders’ vote on the business combination, and a holder could simply vote against the business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market.

The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved, and may reduce the number of holders who exercise redemption rights, which may increase the likelihood that we will be able to complete our initial business combination.

15% limitation on redemption rights
If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering.
Many blank check companies do not have any limit on the number of shares that may be redeemed by a holder.
This restriction may increase the likelihood that we will be able to complete our business combination.  Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Vote on initial business combination by our initial stockholders
Our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination.  Our sponsor, which is an entity controlled by Mr. Johnson, our founder and chairman of the board, currently owns approximately 97% of the issued and outstanding shares of our common stock, and following this offering will own approximately 19% of the issued and outstanding shares of our common stock (assuming it does not purchase any units in this offering and it is not required to forfeit its founder earnout shares, as described in this prospectus). Accordingly, our sponsor and Mr. Johnson will have considerable influence regarding the outcome of any stockholder vote.

In many other blank check companies’ offerings, the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination.

If we seek stockholder approval of our initial business combination, the agreement of our initial stockholders to vote in favor of the business combination makes it more likely that the necessary stockholder approval will be received and the business combination will be completed.

Warrant terms
The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis if a registration statement covering shares underlying the warrants is not effective within 60 days following our initial business combination (subject to compliance with state blue sky laws).

The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire four or five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination (subject to compliance with state blue sky laws).

The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Either of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 3 Bethesda Metro Center, Suite 1000, Bethesda, MD  20814. The cost for this space is included in the $10,000 per month fee described above that our sponsor charges us for general and administrative services. We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer or proxy solicitation materials, as applicable, sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Directors and Executive Officers

Our directors, executive officers and director nominees, and their ages as of February 1, 2011, are as follows:

Name	Age	Position

Robert L. Johnson	64	Chairman of the Board
H. Van Sinclair	58	President, Chief Executive Officer and Director
Lisa W. Pickrum	41	Chief Financial Officer
William S. Cohen	70	Director Nominee
Mario T. Gabelli	68	Director Nominee
Morris Goldfarb	60	Director Nominee

Robert L. Johnson has served as our chairman of the board since November 2010.  Mr. Johnson founded and has served as chairman of The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports, film production, gaming, and automobile dealership industries, since February 2003. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until February 2006. In July 2007, Mr. Johnson was named by USA Today as one of the 25 most influential business leaders of the past 25 years. Mr. Johnson currently serves on the board of directors of the KB Home, Lowe’s Companies, Inc., IMG Worldwide, Inc., Rollover System, Inc. and Strayer Education, Inc. He previously served as a director of Hilton Hotels Corporation, US Airways Group, Inc. and General Mills, Inc.

H. Van Sinclair has served as our president, chief executive officer and a member of the board of directors since November 2010. Since February 2003, Mr. Sinclair has served as president and chief executive officer of The RLJ Companies. Mr. Sinclair has also served as Vice President of Legal and Business Affairs for the RLJ Urban Lodging Funds, a private equity fund concentrating on limited and focused service hotels in the United States and for RLJ Development, which is the RLJ Companies’ hotel and hospitality company, since January 2006. Prior to joining The RLJ Companies, Mr. Sinclair spent 28 years, from October 1978 to February 2003, with the law firm of Arent Fox, PLLC. Mr. Sinclair remains of counsel to Arent Fox.

Lisa W. Pickrum has served as our chief financial officer since December 2010.  Ms. Pickrum has served as executive vice president and chief operating officer of The RLJ Companies since August 2004.  Prior to that, Ms. Pickrum was a senior associate at Katalyst Venture Partners, a private equity firm, from September 2000 to January 2003. She has served as a member of the board of directors of DeVry, inc., a provider of educational services (NYSE=DV) since November 2008. Ms. Pickrum currently serves on the board of directors of Rollover Systems, Inc., the RLJ McLarty Landers Automotive Group, and Urban Trust Holdings and Urban Trust Bank.

William S. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979. Mr. Cohen has served on the board of directors of CBS Corporation since 2003.  He has also served as a director of Viacom Inc. (2003-2006), American International Group, Inc. (2004-2006) and Head N.V. (2001-2007).

Mario J. Gabelli has served as Chairman and Chief Executive Officer of GAMCO Investors, Inc. (NYSE:  GBL) since February 1999, and as a director since November 1976. Mr. Gabelli has also served as Chief Investment Officer – Value Portfolios of GAMCO Asset Management Inc. since August 1978. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates (“Gabelli Funds”). Mr. Gabelli has been a portfolio manager for Teton Advisors, Inc., an asset management company which was spun-off from GAMCO in March 2009, since 1998.  Mr. Gabelli has served as Chairman of LICT Corporation, a public company engaged in multimedia and other services, since 2004, director of CIBL, Inc., a holding company with operations in broadcasting and wireless telecommunications, since 2007 and Chairman and Chief Executive Officer of  The Morgan Group Holding Co., a public holding company, since 2001.  In addition, Mr. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc., a private company which owns a majority of GAMCO’s Class B Stock, and the Chairman of MJG Associates, Inc., which acts as a investment manager of various investment funds and other accounts. Mr. Gabelli serves as Overseer of Columbia University Graduate School of Business and Trustee of Boston College and Roger Williams University. He also serves as Trustee of The Winston Churchill Foundation and The E. L. Wiegand Foundation, and as a member of the board of directors of The National Italian American Foundation, The American-Italian Cancer Foundation, The Foundation for Italian Art & Culture and The Mentor/National Mentoring Partnership.  He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust.

Morris Goldfarb serves as Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd. (Nasdaq: GIII), a designer, manufacturer, importer and marketer of apparel, handbags and luggage.  Mr. Goldfarb has served as an executive officer and director of G-III and its predecessors since its formation in 1974. Mr. Goldfarb served as a director of Lakes Entertainment, Inc. from June 1998 until March 2010.

Number and Terms of Office of Directors and Officers

Upon completion of this offering, our board of directors will be divided into three classes with only one class of directors being elected at each annual meeting of stockholders and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Cohen, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Sinclair and Gabelli, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Johnson and Goldfarb, will expire at the third annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Nevada Revised Statutes, or NRS, 78.330, which requires an annual meeting of stockholders be held for the purposes of electing directors unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the district court in accordance with NRS 78.345.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in the private equity business, which we believe will help us in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

Although we are not required to have a majority of independent directors on our board of directors, we have elected to have a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr. Cohen, Mr. Gabelli and Mr. Goldfarb, who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Although our company will not be listed on the American Stock Exchange upon consummation of this offering, we have voluntarily applied the definition of director independence used by the American Stock Exchange in making the determinations with respect to Mr. Cohen, Mr. Gabelli and Mr. Goldfarb. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the date our securities are first quoted on the OTCBB through the earlier of consummation of our initial business combination or our liquidation, we will pay our sponsor a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide compensation in lieu of a salary to Mr. Johnson. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of our initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination other than as disclosed in this prospectus.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and Mr. Johnson (but not our other directors)  has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to us. Our officers and directors currently have the pre-existing fiduciary duties and contractual obligations identified below that may take priority over their duties to us. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, as described below, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

Our officers and Mr. Johnson have pre-existing fiduciary duties to investment funds affiliated with The RLJ Companies, as well as to corporations on which they serve on the board of directors.  Specifically, each of Mr. Johnson, Mr. Sinclair and Ms. Pickrum have pre-existing duties to RLJ Equity Partners Fund I, L.P. which restrict them and their affiliates from investing outside of that partnership in any privately negotiated transactions which are substantially similar to the investments made by that partnership, but specifically excluding, among other things, investments in publicly traded securities, passive investments, investments outside of the United States of America and its territories and possessions, and investments which the advisory committee of the partnership consent to be pursued outside of the partnership.  That fund seeks to make equity and equity-related investments in a diversified portfolio of companies with enterprise values between $75 and $300 million, including in the following preferred industries:  business services, general industrial, consumer and retail, media and telecommunications, aerospace and defense and automotive and transportation.  In addition, each of them have pre-existing duties to (i) RLJ-McLarty-Landers Automotive Holdings, LLC which restrict them and their affiliates from investing in businesses engaged in the sale of new or used motor vehicles or related products or services, (ii) RLJ Western Asset PPIP which restrict them and their affiliates from forming or managing a pooled investment fund formed to invest primarily in certain commercial mortgage-backed securities and (iii) RLJ Lodging Fund II (PF #1), L.P. and RLJ Lodging Fund III (PF #1), L.P., both of which restrict them and their affiliates from managing or sourcing transactions for a pooled investment vehicle formed for the purpose of investing in hotels, or otherwise acquiring focused-service hotels located in the United States or Canada that meet certain investment criteria.  Mr. Johnson currently serves on the boards of directors of KB Home, Lowe’s Companies, Inc., IMG Worldwide, Inc. and Strayer Education, Inc.

Our other directors also have pre-existing fiduciary duties to businesses they serve as officers and/or directors of.  Mr. Cohen is Chairman and Chief Executive Officer of The Cohen Group and currently serves on the board of directors of CBS Corporation.  Mr. Gabelli is Chairman and Chief Executive Officer of GAMCO Investors, Inc., and serves as an officer or trustee of numerous affiliated investment companies, as well as Chairman of LICT Corporation, a director of CIBL, Inc. and Chairman and Chief Executive Officer of The Morgan Group Holding Co.  Mr. Goldfarb is Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd.

We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering. Prior to this offering, none of our executive officers, directors or control persons are or have been involved in any blank check offerings.

Potential investors should also be aware of the following other potential conflicts of interest:

•
None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•
Our initial stockholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 21 months from the closing of this offering. If we do not complete our initial business combination within such 21-month time period, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares and sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be immediately transferable, assignable or salable by our initial stockholders. Founder shares which are no longer subject to forfeiture may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.  Founder shares which are subject to forfeiture may not be transferred except in certain limited circumstances.  Our initial stockholders may not transfer, assign or sell the sponsor warrants and the respective common stock underlying such warrants until 30 days after the completion of our initial business combination. Since Mr. Johnson, Mr. Sinclair and Ms. Pickrum will indirectly own shares of our common stock or warrants through our sponsor, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to a business combination.

While we do not intend to pursue an initial business combination with a company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination, other than $10,000 per month for office space and administrative services payable to our sponsor.

In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to that corporation under certain circumstances.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. Each of Mr. Johnson, Mr. Sinclair and Ms. Pickrum is an officer, member or partner of our sponsor. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares as well as any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated articles of incorporation provide that our directors and officers will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our amended and restated articles of incorporation provide that our directors will not be liable for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended. Any amendment, modification or repeal of the applicable provision of the NRS will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to such amendment, modification or repeal.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers, directors and director nominees; and

•	all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate
		Percentage of
		Outstanding
		Common Stock
	Number of Shares	Before	After
Name and Address of Beneficial Owner	Beneficially Owned	Offering	Offering(1)

RLJ SPAC Acquisition, LLC (our sponsor) (2) 3 Bethesda Metro Center, Suite 1000 Bethesda, MD 20814	3,478,750	96.8%	19.4%
Robert L. Johnson (2) c/o The RLJ Companies 3 Bethesda Metro Center, Suite 1000 Bethesda, MD 20814	3,478,750	96.8%	19.4%
H. Van Sinclair c/o The RLJ Companies 3 Bethesda Metro Center, Suite 1000 Bethesda, MD 20814	-	-	-
Lisa W. Pickrum c/o The RLJ Companies 3 Bethesda Metro Center, Suite 1000 Bethesda, MD 20814	-	-	-
William S. Cohen (3) 51 West 52nd Street New York, NY 10019	57,500	1.6%	*
Mario J. Gabelli c/o GAMCO Investments, Inc. One Corporate Center Rye, NY 10580-1435	-	-	-
Morris Goldfarb (3) c/o G-III Apparel Group, Ltd. 512 Seventh Avenue New York, NY 10018	57,500	1.6%	*
All directors and executive officers as a group (6 individuals) (2)(3)	3,593,750	100%	20%
*	Less than 1%.
(1)
Assumes exercise of the underwriters’ over-allotment option and no resulting forfeiture of an aggregate of 468,750 founder shares held by our initial stockholders and includes a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering that are subject to forfeiture by our sponsor in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination and an additional 2.5% of our issued and outstanding shares immediately after this offering that are subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

(2)	Includes 453,750 shares subject to forfeiture if the underwriters' over-allotment option is not exercised. The RLJ Companies, LLC is the sole manager and is the sole voting member of RLJ SPAC Acquisition, LLC. Robert L. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC. Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	Includes 7,500 shares subject to forfeiture if the underwriters' over-allotment option is not exercised.

In November 2010, our initial stockholders purchased an aggregate of 3,593,750 founder shares for an aggregate purchase price of $25,000, or approximately $0.007 per share.  The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination.  An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise their over-allotment option, up to an aggregate of 468,750 founder shares held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder shares necessary to maintain our initial stockholders’ 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our sponsor has committed to purchase 6,166,667 sponsor warrants at a price of $0.75 per warrant ($4,625,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 21 months from the closing of this offering, the proceeds of the sale of the sponsor warrants  will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants may also be exercised by the sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Transfers of Common Stock and Warrants by our Initial Stockholders

The founder shares, sponsor warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the sponsor warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders. Founder shares which are not subject to forfeiture may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our initial stockholders may not transfer, assign or sell the sponsor warrants and the respective common stock underlying such warrants until 30 days after the completion of our initial business combination. In addition, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of our common stock. Notwithstanding the restrictions above, the shares, warrants and any shares of common stock underlying the warrants may be transferred:

•	to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of our sponsor;

•
by gift to a member of an initial stockholder’s immediate family or to a trust, the beneficiary of which is a member of such initial stockholder’s immediate family, an affiliate of the initial stockholder or to a charitable organization;

•	by virtue of laws of descent and distribution upon death of an initial stockholder;

•	pursuant to a qualified domestic relations order;

•	by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor;

•	in the event of our liquidation prior to our completion of our initial business combination; or

•
in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination;

provided, however, that these permitted transferees in certain cases must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, sponsor warrants and any warrants (including the shares of common stock issuable upon conversion of such warrants) that may be issued upon conversion of working capital loans will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. Founder shares which are not subject to forfeiture may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock-up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In November 2010, our initial stockholders purchased an aggregate of 3,593,750 founder shares for an aggregate purchase price of $25,000, or approximately $0.007 per share.  The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination.  An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

Our sponsor, RLJ SPAC Acquisition, LLC, is a Delaware limited liability company of which The RLJ Companies, LLC is the sole manager and is the sole voting member (holding approximately 85% of the total economic interest) and certain employees of The RLJ Companies, LLC, including Mr. Sinclair and Ms. Pickrum, hold an aggregate of approximately 15% profits interest pursuant to long-term incentive arrangements.  Mr. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC.

Our sponsor has committed to purchase 6,166,667 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. Our sponsor has agreed that the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

Each of Mr. Johnson, Mr. Sinclair and Ms. Pickrum is an officer, member or partner of our sponsor. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and Mr. Johnson have agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or Mr. Johnson becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and Mr. Johnson currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and Mr. Johnson have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering.

Our sponsor has agreed to, from the date our securities are first quoted on the OTCBB through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay our sponsor $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide compensation in lieu of salary to Mr. Johnson. We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to our sponsor and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

As of the date of this prospectus, our sponsor has also advanced to us an aggregate of $225,000 to cover expenses related to this offering. This loan will be payable without interest 60 days following the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Such loans may be convertible into founders shares and warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants.  The founders shares would have no redemption rights. The holders of such founders shares and warrants (and the underlying shares) would have demand and “piggy-back” registration rights with respect to such securities. We will bear the costs and expenses of filing any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Our authorized capital stock will consist of 250 million shares of common stock, $0.001 par value, and one million shares of undesignated preferred stock, $0.001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Lazard Capital Markets, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

As of the date of this prospectus, there were 3,593,750 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 468,750 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 20 % of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering).  Upon the closing of this offering, 15,625,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by holders of common stock. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated articles of incorporation authorizes the issuance of up to 250 million shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with NRS 78.330. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the district court in accordance with NRS 78.345.

Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if a majority of our public stockholders vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of the outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained, except that a merger requiring stockholder approval under Nevada law would require approval of a majority of our outstanding shares of common stock, and a non-vote in that case would be equivalent to a vote against the merger proposal. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any meeting, if required, at which a vote shall be taken to approve a business combination.

If we seek stockholder approval in connection with a business combination, our initial stockholders have agreed to vote their founder shares as well as any public shares purchased during or after the offering in favor of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares in connection with the consummation of a business combination, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination within the required time period.

Pursuant to our amended and restated articles of incorporation, if we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

•	cease all operations except for the purpose of winding up;

•
as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we do not currently intend to do so, we could seek stockholder approval to extend the 21-month time periods if we have not consummated a business combination within that period.  Under our amended and restated articles of incorporation, the approval of holders of at least 65% of our outstanding common stock would be required to extend that time period, and in no event may we extend that time period on more than one occasion, or by more than three months.

In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount including interest then on deposit in the trust account, but net of any franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that:

•	the founder shares are subject to certain transfer restrictions, as described in more detail below; and

•
our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination and to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 21 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period.

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares as well as any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination.  An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

Preferred Stock

Our amended and restated articles of incorporation provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and a prospectus relating to the common stock issuable upon exercise of the warrants is current. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and

•
if, and only if, the last sales price of the common stock equals or exceeds $17.50 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants unless there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. The redemption notice will be mailed by first class mail, postage prepaid, to the registered holders of the warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50  redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor, and its permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of common stock.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, except pursuant to cashless exercise provisions in limited circumstances. We will not be required to settle any such warrant exercise. If the registration statement is not effective or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

If we are unable to consummate an initial business combination in the time provided, the warrants will expire worthless.

Sponsor Warrants

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, Mr. Johnson or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsor and Mr. Johnson have agreed not to transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or willful misconduct or bad faith of the indemnified person or entity.

Amendments to our Articles of incorporation

Our amended and restated articles of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of holders of at least 65% of our outstanding shares of common stock. Specifically, our amended and restated articles of incorporation provide, among other things, that:

•	if we are unable to consummate a business combination within such 21-month period, we will be required, under our amended and restated articles of incorporation, to:

•	cease all operations except for the purpose of winding up;

•
as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Nevada law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

subject to the requirements of Nevada law to provide for claims of creditors and that a corporation not make a distribution to stockholders if, after giving effect to the distribution, either (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

•
prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination;

•
although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our company from a financial point of view; and

•
if we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted (or, in the case of a merger requiring stockholder approval under Nevada law, a majority of our outstanding shares of common stock) are voted in favor of the business combination.

In addition, our amended and restated articles of incorporation provide that we will not proceed with a redemption of our public shares if such redemption would result in our failure to have stockholders’ equity in excess of $5.0 million.

Certain Anti-Takeover Provisions of Nevada Law

We will be subject to Nevada’s Combination with Interested Stockholders Statute (NRS 78.411 et. seq.) upon consummation of this offering if we have 200 or more stockholders of record.

The Combination with Interested Stockholders Statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder” or affiliate of an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” or affiliate of an “interested stockholder”:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 3 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within three years after the interested stockholder acquired his shares unless the combination or the purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated (a) if it is approved by a majority of the voting power held by disinterested stockholders or (b) if the consideration to be paid by the interested stockholder for disinterested shares of common and preferred stock, as applicable, is at least equal to the highest of:

•
the highest price per share of such stock paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period;

•
the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or

•
for the holders of preferred stock, the highest liquidation value of the preferred stock, if it is greater than the value of both of the above, as applicable to preferred stock pursuant to the statute.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 468,500 founder shares held by our initial stockholders) we will have 15,625,000 shares of common stock outstanding. Of these shares, the 12,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares and all 6,166,667 sponsor warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that:

•	such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and

•
we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of common stock then outstanding, which will equal approximately 156,000 shares immediately after this offering (or approximately 179,000 shares if the underwriters exercise their over-allotment option); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founder shares, sponsor warrants and any warrants (including the shares of common stock issuable upon conversion of such warrants) that may be issued upon conversion of working capital loans will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. Founder shares which are not subject to forfeiture may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock-up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Quotation of Securities

We expect our units, common stock and warrants to be quoted on the on the OTCBB under the symbols ‘‘     ,” ‘‘     ,” and ‘‘     ,” respectively. We anticipate that our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTCBB.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by public stockholders pursuant to this offering. This discussion assumes that stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such stockholder’s particular circumstances. In addition, this discussion does not address:

•	U.S. gift or estate tax laws;
•	state, local or foreign tax consequences;
•
the special tax rules that may apply to certain stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, S corporations, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, or governments or their agencies or instrumentalities; or

•
the special tax rules that may apply to a stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment.

Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below on the basis that there is no legal requirement that we do so, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations” section only, the term “U.S. person” means a person that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has in effect a valid election to be treated as a U.S. person.

As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

Company

Personal Holding Company Status

We could be subject to an additional level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•
at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and

•
at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (scheduled to be 39.6% after December 31, 2010). For the tax year ending December 31, 2010, the tax rate is 15%.

Public Stockholders

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income (currently scheduled to increase to a maximum rate of 39.6% for 2011 and 2012, and 43.4% for 2013 and later years). It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Generally, a U.S. holder will recognize gain or loss in an amount equal to the difference between:

•
the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit); and

•
the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital.

Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20% for 2011 and 2012, and 23.8% for 2013 and later years. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Redemption of Common Stock

In the event that a U.S. holder redeems common stock pursuant to the redemption provisions described in this prospectus, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of our shares both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in us or is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions”, above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

The tax treatment of the receipt of any “premium” purchase price by U.S. holders in connection with a privately negotiated transaction as described in this prospectus (see “The Offering — Private transactions if we hold a stockholder vote”) is unclear. The premium may be treated as either additional consideration received in exchange for the tendered common stock in a redemption, in which case such payments will be taken into account in determining the amount of gain or loss on the exchange as discussed above, or a separate fee for voting in favor of the proposed business combination, in which case such payments will be treated as ordinary income to recipient U.S. holders. There can be no assurance that the IRS will not attempt to treat the receipt of the premiums as the receipt of separate consideration for voting in favor of the proposed business combination. U.S. holders are urged to consult their own tax advisers as to the proper treatment of the premiums.

U.S. holders who actually or constructively own five percent (or, if our stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price. The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between:

•
the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit); and

•
the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”).

Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Constructive dividends on a Warrant

If we pay a dividend on our common stock while a U.S. holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in "Description of Securities—Warrants" above, the conversion rate of the warrants is increased, such increase generally will be deemed to be the payment of a taxable dividend to the U.S. holder to the extent of our earnings and profits, notwithstanding the fact that the holder will not have received any cash or property. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments also could result in the deemed payment of a taxable dividend to U.S. holders. A U.S. holder should consult with its own tax advisors as to the proper treatment of any adjustments to the conversion rate of the warrants.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”) the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock or warrants, and, in the case where shares of our common stock and warrants are regularly traded on an established securities market (within the meaning of applicable U.S. Treasury regulations), the non-U.S. holder has owned, directly or indirectly, more than 5% of our total outstanding common stock or warrants at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our common stock or warrants. There can be no assurance that our common stock or warrants will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by a non-U.S. holder as a credit against its U.S. federal income tax liability. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s redemption of our common stock pursuant to the redemption provisions described in this prospectus generally will correspond to the U.S. federal income tax characterization of the exercise of such a redemption by a U.S. holder, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

As discussed above in “U.S. Holders — Redemption of Common Stock,” the treatment of the receipt of any premiums in connection with a privately negotiated transaction as described in this prospectus is unclear. Accordingly, we intend to withhold U.S. federal income tax at a rate of 30% from any premium paid to a non-U.S. Holder, unless:

•
the non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the premium is effectively connected and provides a properly executed IRS Form W-8ECI; or

•
a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the premium paid to the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8BEN (claiming exemption or reduction under an applicable treaty);

and in both cases, neither we nor our paying agent knows or has reason to know that such certification is false. If such withholding results in an overpayment of taxes, the applicable non-U.S. holder may be able to obtain a refund or credit, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors with respect to the tax treatment of any such premium.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the proceeds will be subject to backup withholding and the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain type of relationships with the United States will be treated in a manner similar to United States brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Recent legislation may impose additional reporting or certification requirements on certain non-U.S. holders. Each non-U.S. holder is urged to consult its own tax advisor with respect to any reporting and certifications applicable to it.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative and sole book-running manager, has individually agreed to purchase on a firm commitment basis, the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Lazard Capital Markets LLC
Ladenburg Thalmann & Co. Inc.
Total	12,500,000

                A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

                We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit and the dealers may reallow a concession not in excess of $      per unit to other dealers.

                Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

                However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

                We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover a net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

                The following table shows the public offering price, underwriting discount to be paid by us to the underwriters, and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of the over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$125,000,000	$143,750,000
Discount(1)	$0.50	$6,250,000	$7,187,500
Proceeds before expenses(2)	$9.50	$118,750,000	$136,562,500

1)
$3,125,000 (or $3,593,750 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

2)	The offering expenses (other than underwriting discounts) are estimated at $1,125,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Regulatory Restrictions on Purchase of Securities

                Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.

•
Over-Allotments and Syndicate Covering Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•
Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

                Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

                Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

                Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intention to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s-length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority, Inc. determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

                We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

State Blue Sky Information

We will offer and sell the units to retail customers only in California, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maryland, New Jersey, New York, Pennsylvania, Rhode Island, South Dakota, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be exempt from state registration requirements with respect to transactions by anyone other than a broker or dealer, immediately upon consummation of this offering, and with respect to transactions by a broker or dealer, upon the expiration of 40 days from the date of this offering, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the European Union Prospectus Directive (Directive 2003/71/EC), each of which we refer to as a “Relevant Member State,” an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that an offer to the public in that Relevant Member State of any of our shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of: an average of at least 250 employees during the last financial year; a total balance sheet of more than 43,000,000 euros; and an annual net turnover of more than 50,000,000 euros, as shown in its last annual or consolidated accounts;

•
by the managing underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Jefferies & Company, Inc. for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares to be offered so as to enable an investor to decide to purchase or subscribe our shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means European Union Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Selling Restrictions Addressing Additional United Kingdom Securities Laws

With respect to the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, with all such persons together being referred to as relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any persons other than relevant persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Greenberg Traurig, LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, is acting as counsel to the underwriters.

EXPERTS

The financial statements of RLJ Acquisition, Inc. (a corporation in the development stage) as of December 31, 2010 and for the period November 12, 2010 (date of inception) through December 31, 2010, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C. as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

RLJ ACQUISITION, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
RLJ Acquisition, Inc.

We have audited the accompanying balance sheet of RLJ Acquisition, Inc. (a corporation in the development stage) (the “Company”) as of December 31, 2010 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from November 12, 2010 (date of inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from November 12, 2010 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 10, 2011

RLJ Acquisition, Inc.
(a corporation in the development stage)

BALANCE SHEET

December 31, 2010

ASSETS
Current asset:
Cash	$249,976
Noncurrent asset:
Deferred offering costs	103,201
Total assets	$353,177

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accrued expenses	$26,486
Due to Affiliate	101,890
Note payable-related party	225,000
Total current liabilities	353,376

Commitments and contingencies
Stockholders' deficit:
Common stock, $0.001 par value. Authorized 25,000,000 shares; 3,593,750 shares issued and outstanding	3,594
Additional paid-in captial	21,406
Deficit accumulated during the development stage	(25,199)
Total stockholders' deficit	(199)
Total liabilities and stockholders' deficit	$353,177

See accompanying notes to financial statements.

RLJ Acquisition, Inc.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the Period from November 12, 2010 (inception) to December 31, 2010

Formation costs	$25,199
Net loss	$(25,199)
Loss per common share:
Basic and diluted	$(0.01)
Average common shares outstanding
Basic and diluted	3,593,750

See accompanying notes to financial statements.

RLJ Acquisition, Inc.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' DEFICIT

For the Period from November 12, 2010 (inception) to December 31, 2010

				Deficit
				Accumulated
	Common Stock			During the
	Shares	Amount	Additional Paid-In Capital	Development Stage	Stockholders' Deficit
Initial capital from founding stockholders for cash	3,593,750	$3,594	$21,406	$-	$25,000
Net loss	-	-	-	(25,199)	(25,199)
Balances at December 31, 2010	3,593,750	$3,594	$21,406	$(25,199)	$(199)

See accompanying notes to financial statements.

RLJ Acquisition, Inc.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the Period from November 12, 2010 (inception) to December 31, 2010

Cash flows from operating activities:
Net loss	$(25,199)
Change in operating assets and liabilities
Accrued expenses	1,486
Net cash used in operating activities	(23,713)
Cash flows from financing activities:
Proceeds from note payable - related party	225,000
Amounts due to affiliates	23,689
Proceeds from the sale of common stock	25,000
Net cash provided by financing activities	273,689
Increase in cash	249,976
Cash at inception
Cash at December 31, 2010	$249,976
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$25,000
Deferred offering costs included in amounts due to affiliates	78,201
$103,201

See accompanying notes to financial statements.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS
For the period from November 12, 2010 (date of inception) to December 31, 2010

(1) Organization and Nature of Business Operations

RLJ Acquisition, Inc. (the Company) is a newly-organized blank check company formed on November 12, 2010 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company's sponsor is RLJ SPAC Acquisition, LLC (the Sponsor). At December 31, 2010, the Company had not commenced any operations.  All activity through December 31, 2010 relates to the Company's formation and the proposed offering described below in Note 4. The Company has selected December 31 as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering as discussed in Note 4. The Company's management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's efforts in identifying prospective target businesses will not be limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for growth.

Net proceeds of approximately $124.4 million from the proposed offering and simultaneous private placement of the sponsor warrants (as described below in Note 5) will be held in a trust account. Except for a portion of the interest income earned on the trust account balance that may be released to the Company to pay any income and franchise taxes and to fund the Company's working capital requirements, and any amounts necessary to purchase up to 25% of the Company's shares issued as part of the Units described in Note 4 (public shares) if the Company seeks stockholder approval for its initial business combination, none of the funds held in the trust account will be released until the earlier of the completion of the Company's initial business combination and the redemption of 100% of the Company's public shares if the Company is unable to consummate a business combination within 21 months from the closing of the proposed offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company's creditors, if any, which could have priority over the claims of the Company's public stockholders.

The Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of the Company's initial business combination, subject to the limitations described herein. There will be no redemption rights with respect to outstanding warrants, which will expire worthless in the event the Company does not consummate a business combination. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, the Company intends to consummate its initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which regulates issuer tender offers, and the Company will file tender offer documents with the Securities and Exchange Commission (the SEC). The tender offer documents will contain substantially the same financial and other information about the Company's initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event the Company conducts redemptions pursuant to the tender offer rules, its offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If however, a stockholder vote is required by law, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will, like other blank check companies, conduct the redemptions pursuant to the proxy rules and not pursuant to the tender offer rules.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

If the Company seeks stockholder approval, the Company will consummate its initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, the initial stockholders (as defined below in Note 6) have agreed to vote their Founder Shares (as defined below in Note 6) as well as any public shares purchased during or after the proposed offering in favor of the Company's initial business combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation by the Company of a business combination.

If the Company does not effect a business combination within 21 months from the closing of the proposed offering, as discussed in Note 4, the Company will liquidate the trust account and distribute the amount held in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to the Company from the trust account to pay liquidation expenses, to the Company’s public shareholders, subject in each case to the Company’s obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law.

 The initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate a business combination within the 21-month time period, although the initial stockholders will be entitled to redemption with respect to any public shares they hold if the Company fails to consummate a business combination within such time period. In the event of a liquidation, it is likely that the per-share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the Units to be offered in the proposed offering discussed in Note 4).

(2) Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (GAAP) and pursuant to the rules and regulations of the SEC.

(3) Summary of Significant Accounting Policies

(a)	Fair Value of Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the balance sheet.

(b)	Loss per Common Share

Loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

(c)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Deferred Offering Cost

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.”  Deferred offering costs consist principally of $103,201 of legal, audit, and regulatory costs incurred through the balance sheet date that are related to the proposed offering and that will be charged to shareholder’s equity upon the completion of the proposed offering or charged to operations if the proposed offering is not completed.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(e)	Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

(f)	Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000.  The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

(g)	Development stage company
The Company complies with the reporting requirement of FASB ASC 915, “Development Stage Entities.”  At December 31, 2010, the Company had not commenced any operations nor generated revenue to date.  All activity through December 31, 2010 relates to the Company’s formation and the proposed offering.  Following such offering, the Company will not generate any operating revenues until after completion of a business transaction at the earliest, if at all.  The Company will generate non-operating income in the form of interest income on the designated Trust Account after the proposed offering.

(h)	Income Taxes
The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The Company established a full valuation allowance as of December 31, 2010 of $8,000.  Effective tax rates differ from statutory rates due to timing differences in the deductibility of expenses.

The Company adopted the provisions of FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. There were no unrecognized tax benefits as of December 31, 2010. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2010. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.  The Company is subject to income tax examinations by major taxing authorities since inception. The adoption of the provisions of FASB ASC 740-10-25 did not have a material impact on the Company’s financial position and results of operation and cash flows as of and for the period ended December 31, 2010.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes.  These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.  The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(4)	Proposed Public Offering

The proposed offering calls for the Company to offer for sale 12,500,000 units at a price of $10.00 per unit (Unit). Each Unit will consist of one share of the Company's common stock, $0.001 par value, and one warrant (Warrant). Each Warrant will entitle the holder to purchase one share of the Company's common stock at a price of $12.00 per share, subject to adjustment. The Warrants will become exercisable on the later of 30 days after the completion of the Company's initial business combination or twelve months from the closing of the proposed offering, provided in each case that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company's initial business combination or earlier upon redemption or liquidation.  If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.  Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days' prior written notice of redemption, only in the event that the last sales price of the Company's common stock equals or exceeds $17.50 per share for any 20 trading days within the 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders.

(5)	Related Party Transactions

(a)	Note Payable – Related Party

The Company issued an aggregate of $225,000 in an unsecured promissory note to the Sponsor, on November 18, 2010. The note is non-interest bearing and is payable within 60 days following the date of the consummation of the proposed offering by the Company.  Due to the short-term nature of the note, the fair value of the note approximated the carrying amount at December 31, 2010.

(b)	Services Agreement

The Company has agreed to pay $10,000 a month for office space, administrative services and secretarial support to RLJ Companies, LLC, an affiliate of the Sponsor. Services will commence on the date the securities are first quoted on the Over-the-Counter Bulletin Board quotation system and will terminate upon the earlier of the consummation by the Company of an initial business combination and the liquidation of the Company.

(c)	Due to Affiliates

As of December 31, 2010, RLJ Companies, LLC has paid certain deferred offering, and formation and operating costs on behalf of the Company.  The total of such costs do not bear interest, and is due on demand.

(d)	Sponsor Warrants

The Sponsor has agreed to purchase, in a private placement, 6,166,667 warrants prior to the proposed offering at a price of $0.75 per warrant (a purchase price of $4,625,000) from the Company. Based on the observable market prices, the Company believes that the purchase price of $0.75 per warrant for such warrants will exceed the fair value of such warrants on the date of the purchase. The valuation is based on comparable initial public offerings by blank check companies in 2010. The Sponsor has agreed that the warrants purchased by it will not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company does not complete a business transaction, then the proceeds will be part of the liquidating distribution to the public shareholders and the warrants issued to the Sponsor will expire worthless. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with FASB ASC 815-40.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The Sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the proposed offering. The Sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its ordinary shares, the warrants and the ordinary shares underlying the warrants, commencing on the date such ordinary shares or warrants are released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

(6)	Founder Shares

On November 18, 2010, the Sponsor and two of the Company’s independent directors, William S. Cohen and Morris Goldfarb, purchased 3,593,750 shares of common stock (Founder Shares) for an aggregate amount of $25,000, or $0.0070 per share.

The Founder Shares are identical to the shares of common stock included in the Units being sold in the proposed offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company's officers and directors and other persons or entities affiliated with the initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Company's initial business combination or earlier if, subsequent to the Company's business combination, the last sales price of the Company's common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period commencing at least 150 days after the Company's initial business combination and the date on which the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Simultaneously with the consummation of the proposed offering, the initial stockholders will agree to forfeit up to 468,750 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholders will collectively own 20.0% of the Company's issued and outstanding shares after the proposed offering (assuming the initial stockholders do not purchase Units in the proposed offering). In addition, a portion of the Founders Shares in an amount equal to 2.5% of the Company's issued and outstanding shares immediately after the proposed offering, will be subject to forfeiture by the initial stockholders in the event the last sales price of the Company's stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one trading period of 20 trading days within any 30-trading day period within 12 months following the closing of the Company's initial business combination.  An additional 2.5% of the Company’s issued and outstanding shares immediately after the proposed offering will be subject to forfeiture by the initial stockholders in the event the last sales price of the Company’s stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading period during the period between 12 and 24 months following the closing of the Company’s initial business combination.

(7)	Commitments

A contingent fee equal to 2.5% of the aggregate amount of the funds released from the trust account to the Company or to the target upon consummation of the initial business transaction will become payable to the underwriter from the amounts held in the trust account solely in the event the Company consummates its initial business transaction.

RLJ ACQUISITION, INC.
(a corporation in the development stage)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

The underwriters will also be granted a 45-day option to purchase up to an additional 1,875,000 Units to cover over-allotments, if any.

(8)	Subsequent Events

Management has performed an evaluation of subsequent events through February 10, 2011, the date of issuance of the financial statements, noting no items which require adjustment or disclosure.

$125,000,000
RLJ Acquisition, Inc.
12,500,000 Units
PRELIMINARY PROSPECTUS
          , 2011
Lazard Capital Markets
Ladenburg Thalmann & Co. Inc.

Until          , 2011 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee(1)	$3,000
SEC/FINRA Expenses	30,000
Accounting fees and expenses	50,000
Blue sky services and expenses	40,000
Printing and engraving expenses	100,000
Directors & Officers liability insurance premiums(2)	300,000
Repayment of loan	225,000
Legal fees and expenses	250,000
Miscellaneous(3)	55,000
Total	$1,053,000

(1)	In addition to the initial fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay annual fees of $10,000 for acting as trustee.

(2)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated articles of incorporation provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Nevada law.

NRS 78.7502 concerning indemnification of officers, directors, employees and agents is set forth below.

NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.          A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

            (a)  Is not liable pursuant to NRS 78.138; or

(b)  Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.          A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

           (a)  Is not liable pursuant to NRS 78.138; or

           (b)  Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Item 15.	Recent Sales of Unregistered Securities.

In November 2010, our initial stockholders purchased an aggregate of 3,593,750 shares, which we refer to throughout this prospectus as the founder shares, for an aggregate purchase price of $25,000, or approximately $0.007 per share. The founder shares held by our initial stockholders include an aggregate of 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 12 months following the closing of our initial business combination. An additional 2.5% of our issued and outstanding shares immediately after this offering will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period between 12 and 24 months following the closing of our initial business combination.

In addition, our sponsor has committed to purchase from us 6,166,667 sponsor warrants at $0.75 per warrant (for an aggregate purchase price of $4,625,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor’s obligation to purchase the sponsor warrants was made pursuant to a subscription agreement, dated as of December 2, 2010. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of our sponsor’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.		Description

1.1		Form of Underwriting Agreement.#
3.1		Form of Amended and Restated Articles of incorporation.#
3.2		Form of Amended and Restated By-laws.#
4.1		Specimen Unit Certificate.#
4.2		Specimen Common Stock Certificate.#
4.3		Specimen Warrant Certificate.#
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1		Opinion of Greenberg Traurig, LLP.#
10.1		Promissory Note, dated November 18, 2010, issued to RLJ SPAC Acquisition, LLC#
10.2		Subscription Agreement, dated November 18, 2010, executed by RLJ SPAC Acquisition, LLC#
10.3		Subscription Agreement, dated November 18, 2010, executed by Morris Goldfarb#
10.4		Subscription Agreement, dated November 18, 2010, executed by William S. Cohen#
10.5		Subscription Agreement, dated December 2, 2010, between the Registrant and RLJ SPAC Acquisition, LLC#
10	.6A	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and RLJ SPAC Acquisition, LLC.#
10	.6B	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and Robert L. Johnson.#
10	.6C	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and each executive officer of the Registrant.#
10	.6D	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and each of William S. Cohen and Morris Goldfarb.#
10	.6E	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and Mario Gabelli.#
10.7		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.8		Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.#
10.9		Form of Indemnity Agreement.*
14		Form of Code of Ethics.#
23.1		Consent of Rothstein, Kass & Company, P.C.*
23.2		Consent of Greenberg Traurig LLP (included on Exhibit 5.1).#
24		Power of Attorney#
99.1		Consent of Mario J. Gabelli.#
99.2		Consent of Morris Goldfarb.#
99.3		Consent of William S. Cohen.#

*	Filed herewith.

#	Previously filed.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 14th day of February, 2011.

RLJ ACQUISITION, INC.

By:	/s/ H. Van Sinclair
H. Van Sinclair
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*
Robert L. Johnson	Chairman of the Board	February 14, 2011

/s/ H. Van Sinclair
H. Van Sinclair	Chief Executive Officer and President (Principal executive officer)	February 14, 2011

*
Lisa W. Pickrum	Chief Financial Officer	February 14, 2011
(Principal financial and accounting officer)

* By:	/s/ H. Van Sinclair
H. Van Sinclair
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.		Description

1.1		Form of Underwriting Agreement.#
3.1		Form of Amended and Restated Articles of incorporation.#
3.2		Form of Amended and Restated By-laws.#
4.1		Specimen Unit Certificate.#
4.2		Specimen Common Stock Certificate.#
4.3		Specimen Warrant Certificate.#
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1		Opinion of Greenberg Traurig, LLP.#
10.1		Promissory Note, dated November 18, 2010, issued to RLJ SPAC Acquisition, LLC#
10.2		Subscription Agreement, dated November 18, 2010, executed by RLJ SPAC Acquisition, LLC#
10.3		Subscription Agreement, dated November 18, 2010, executed by Morris Goldfarb#
10.4		Subscription Agreement, dated November 18, 2010, executed by William S. Cohen#
10.5		Subscription Agreement, dated December 2, 2010, between the Registrant and RLJ SPAC Acquisition, LLC#
10	.6A	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and RLJ SPAC Acquisition, LLC.#
10	.6B	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and Robert L. Johnson.#
10	.6C	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and each executive officer of the Registrant.#
10	.6D	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and each of William S. Cohen and Morris Goldfarb.#
10	.6E	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and Mario Gabelli.#
10.7		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.8		Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.#
10.9		Form of Indemnity Agreement.*
14		Form of Code of Ethics.#
23.1		Consent of Rothstein, Kass & Company, P.C.*
23.2		Consent of Greenberg Traurig LLP (included on Exhibit 5.1).#
24		Power of Attorney#
99.1		Consent of Mario J. Gabelli.#
99.2		Consent of Morris Goldfarb.#
99.3		Consent of William S. Cohen.#

*	Filed herewith.

#	Previously filed